Exhibit 99.2

Orion Acquisition Corp. Closes Upsized $414 Million Initial Public Offering

NEW YORK, March 4, 2021 -- Orion Acquisition Corp. (the “Company”), a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, today announced that it closed its upsized initial public offering of 41,400,000 units at a price of $10.00 per unit, which includes the exercise in full by the underwriter of its over-allotment option to purchase an additional 5,400,000 units.

Total gross proceeds from the offering were $414,000,000, before deducting underwriting discounts and commissions and other offering expenses. Each unit consists of one share of Class A common stock of the Company and one-quarter of one warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock of the Company at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable. The units are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “OHPAU”. Once the securities comprising the units begin separate trading, the shares of Class A common stock and warrants are expected to be listed on the Nasdaq under the symbols “OHPA” and “OHPAW,” respectively.

While Orion Acquisition Corp. may pursue an initial business combination target in any business or industry, the Company intends to target companies in the healthcare industry in the U.S. or other developed countries. The Company is led by Kenneth Burdick as Board Chairman, Beau Garverick as Co-Founder, Chief Executive Officer and Board Director and Randy Simpson as Co-founder and Board Director. Orion has also partnered with Halle Capital Management, a growth equity investment firm.

Credit Suisse Securities (USA) LLC acted as book-running manager for the offering.

The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained from: Credit Suisse Securities (USA) LLC Attn: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, NC 27560, Telephone: 1-800-221-1037, Email: usa.prospectus@credit-suisse.com.

Registration statements relating to the securities became effective on March 1, 2021 in accordance with Section 8(a) of the Securities Act of 1933, as amended. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This press release contains statements that constitute “forward-looking statements,” including with respect to the closing of the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About Orion Acquisition Corp.

Orion Acquisition Corp. is a special purpose acquisition company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses in the healthcare industry. We are a unique collective of former CEOs, CFOs, and Heads of Corporate Development & Investor Relations from Fortune 200 healthcare companies, coupled with individuals that possess extensive expertise investing in publicly traded healthcare enterprises.

Contact:

Kevin Berena

info@orionhp.com

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